  Exhibit 99.1

Bright Mountain Media, Inc. Announces Letter of Intent to Acquire S&W Media Group

BOCA RATON, FL/May 23, 2019 -- Bright Mountain Media, Inc. (OTCQB: BMTM), a digital media holding company whose primary focus is connecting brands with consumers as a full advertising services platform, announced today that on April 21, 2019, it entered into a non-binding letter of intent (“LOI”) to acquire Slutzky & Winsham Ltd. d/b/a/ S&W Media Group (“S&W”) in a cash and stock transaction.

Based in Tel Aviv, S&W Media Group is a global, cross-screen video content delivery and monetization platform. S&W enables content owners and media properties alike with the ability to deliver precision based targeted content and advertising with proprietary machine learning data. S&W brings efficiency and value to media owners by enabling them to quickly build and grow their business across all screens around the world. S&W is a trusted and transparent platform verified by white ops, pixelate and powering the most premium direct and programmatic dollars across the globe and at scale.

The closing of the transaction is subject to a number of conditions precedent, including satisfactory due diligence by us and the execution of definitive agreements, including employment agreements with the principal officers and directors of S&W Media.

The purchase price for the transaction is $750,000 cash and up to 13,000,000 shares of our common stock of which 7,000,000 shares are payable at closing. The balance of 6,000,000 shares are payable over three years upon achieving certain forecasts, including the following:

(i)
For 2019 – Revenues of $12,430,919 and EBIDTA of $715,193;
(ii)
For 2020 – Revenues of $18,192,454 and EBIDTA of $1,932,283; and
(iii)
For 2021 – Revenues of $19,404,498 and EBIDTA of $2,010,293.

Kip Speyer, Chairman and CEO of Bright Mountain Media, said, “Recognizing the global presence of S&W Media and its young, creative and aggressive leadership makes this acquisition, if consummated, a major game changer for us. We believe that a global presence with offices in Israel will permit us to accelerate our growth worldwide.” Together with the acquisition of Inform, Inc., if consummated, as previously reported, Mr. Speyer further stated, “We believe that the consolidation of our businesses will permit us to grow exponentially.”

“Today’s announcement with Bright Mountain is very exciting for us. We believe that the combination of our companies will facilitate our ability to take advantage of global opportunities and grow our combined company internally as well as with strategic acquisitions”, said Messrs. Slutzky and Winsham.

The LOI is non-binding and there are no assurances that Bright Mountain Media consummate the proposed acquisition of S&W Media Stockholders and investors should not place undue reliance on the LOI.

ABOUT BRIGHT MOUNTAIN MEDIA

Bright Mountain Media, Inc. (BMTM) is a digital media holding company whose primary focus is connecting brands with consumers as a full advertising services platform. Bright Mountain Media’s assets include an ad network, an ad exchange platform and 25 websites (owned and/or managed) that provide content, services and products. The websites are primarily geared for a young, male audience with several that focus on active, reserve and retired military audiences as well as law enforcement and first responders.

Additional information about Bright Mountain Media can be found at: https://www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes, '' and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to close the proposed acquisition of Inform, Inc., any the realization of any expected benefits from such transaction if closed. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the Securities and Exchange Commission on April 12, 2019 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

PRESS CONTACTS

Bright Mountain Media:

Maria Montiglio

+1 (561) 998-2440

maria@brightmountainmedia.com